EXHIBIT 23.0



                       CONSENT OF INDEPENDENT ACCOUNTANTS'



We have issued our report dated February 28, 2002 accompanying the financial statements of Can-Cal Resources Ltd. (a Nevada corporation) in the Annual Report on Form 10-KSB for the year ended December 31, 2001, which are incorporated by reference in this Registration Statement. We consent to the incorporation by reference in the Registration Statement of the aforementioned report and to the use of our name as it appears under the caption "Experts."



MURPHY, BENNINGTON & CO.

/s/ Murphy, Bennington & Co.

Las Vegas, NV
July 23, 2002




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